EXHIBIT 5.1

Joel Henry Phone: 406.317.0082 joelhenry@hallboothsmith.com	101 E. Front Street Suite 402 Missoula, MT 59802

Office: 406.317.0070 Fax: 406.919.7889 www.hallboothsmith.com

November 12, 2024

VIA EMAIL

United States Antimony Corporation

PO Box 643

Thompson Falls, Montana  59873

RE:	United States Antimony Corporation – Registration Statement on Form S-3

Ladies and Gentlemen:

We act as local counsel to United States Antimony Corporation, a Montana corporation (the “Company”), in connection with that certain Sales Agreement by and between A.G.P./Alliance Global Partners (the “Sales Agent”) and the Company, dated October ☑, 2024 (the “Agreement”) pursuant to which the Company may issue and sell up to an aggregate of $25,000,000 of shares of common stock, par value $0.01 per share (the “Shares”). The Shares are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-262206), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 14, 2022, as amended on January 27, 2022, and declared effective on January 31, 2022 (the “Registration Statement”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Act”), relating to the issuance and sale of the Shares.

In rendering the opinion set forth below, we have examined and relied upon originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary as a basis for the opinions hereinafter expressed. Specifically, for purposes of our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

•	The Registration Statement, including the prospectus contained therein (the “Base Prospectus”);
•	The prospectus supplement, dated October [•], 2024, in the form filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement,” together with the Base Prospectus and the documents incorporated and deemed to be incorporated by reference therein, herein collectively referred to as the “Prospectus”);

MISSOULA, MT

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United States Antimony Corporation

RE: Registration Statement on Form S-3

November 7, 2024

•	Restated Certificate of Incorporation of the Company, as currently in effect;
•	Amended and Restated Bylaws of the Company, as currently in effect;
•	Records of proceedings of the Board of Directors, or committees thereof authorizing the issuance of the Shares pursuant to the terms of the Agreement, and the preparation and filing of the Registration Statement under the Securities Act; and
•	The Agreement.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized, and when the Shares are issued and paid for in accordance with the terms and conditions of the Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is limited to the General Corporation Law of the State of Montana and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very Truly Yours, /s/ Joel Henry Joel Henry

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